Q1 Supplemental Package April 22, 2019 Table of Contents Financial Highlights S-1 Consolidated Balance Sheets S-2 Consolidated Statements of Comprehensive Income S-3 Consolidated Statements of Funds from Operations S-4 Owned Properties Results of Operations S-5 Same Store Owned Properties Operating Expenses S-6 Seasonality of Operations S-7 Owned Development Update S-8 Presale Development Update S-9 Third-Party Development Update S-10 Management Services Update S-11 Capital Structure S-12 Interest Coverage S-13 Capital Allocation – Long Term Funding Plan (2019-2023) S-14 2019 Outlook - Summary S-15 2019 Outlook - Detail S-16 Detail of Property Groupings S-17 Definitions S-18 Investor Information S-20

Financial Highlights
($ in thousands, except share and per share data)

Operating Data	Three Months Ended March 31, 2019	2018	$ Change	% Change
Total revenues	$ 242,131	$ 220,409	$ 21,722	9.9%
Operating income	58,999	50,406	8,593	17.0%
Net income attributable to ACC[1]	29,640	25,927	3,713	14.3%
Net income per share - basic	0.21	0.19		
Net income per share - diluted	0.21	0.18		
Funds From Operations - ("FFO")[2]	98,377	89,827	8,550	9.5%
FFO per share - diluted[2]	0.71	0.65	0.06	9.2%
Funds From Operations - Modified ("FFOM")[2]	95,327	86,378	8,949	10.4%
FFOM per share - diluted[2]	0.69	0.62	0.07	11.3%

Market Capitalization and Unsecured Notes Covenants[3]	March 31, 2019	December 31, 2018
Debt to total market capitalization	32.0%	34.6%
Net debt to EBITDA[4]	6.5x	6.3x
Unencumbered asset value to total asset value	81.0%	81.2%
Total debt to total asset value	37.3%	36.5%
Secured debt to total asset value	10.2%	10.2%
Unencumbered asset value to unsecured debt	299.8%	308.0%
Interest coverage[4]	4.1x	4.2x

1. Excluding provision or real estate impairment, net income attributable to ACC for the three months ended March 31, 2019 would have been $32.8 million.
2. Refer to page S-4 for a reconciliation to net income, the most directly comparable GAAP measure.
3. Refer to the definitions outlined on pages S-18 and S-19 for detailed definitions of terms appearing on this page.
4. Refer to calculations on page S-13, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.

S-1

Consolidated Balance Sheets ($ in thousands) March 31, 2019 December 31, 2018 (unaudited) Assets Investments in real estate: Owned properties, net $ 6,606,019 $ 6,583,397 Owned property held for sale 9,258 — On-campus participating properties, net 78,870 77,637 Investments in real estate, net 6,694,147 6,661,034 Cash and cash equivalents 46,166 71,238 Restricted cash 33,689 35,279 Student contracts receivable 14,056 8,565 Other assets1 537,390 262,730 Total assets $ 7,325,448 $ 7,038,846 Liabilities and equity Liabilities: Secured mortgage, construction and bond debt, net $ 864,070 $ 853,084 Unsecured notes, net 1,589,096 1,588,446 Unsecured term loans, net 198,857 198,769 Unsecured revolving credit facility 457,400 387,300 Accounts payable and accrued expenses 58,439 88,767 Operating lease liabilities2 282,550 — Other liabilities2 185,234 191,233 Total liabilities 3,635,646 3,307,599 Redeemable noncontrolling interests 186,695 184,446 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,370 1,370 Additional paid in capital 4,455,948 4,458,240 Common stock held in rabbi trust (3,162) (3,092) Accumulated earnings and dividends (1,005,041) (971,070) Accumulated other comprehensive loss (10,191) (4,397) Total American Campus Communities, Inc. and Subsidiaries stockholders' equity 3,438,924 3,481,051 Noncontrolling interests - partially owned properties 64,183 65,750 Total equity 3,503,107 3,546,801 Total liabilities and equity $ 7,325,448 $ 7,038,846 1. For purposes of calculating net asset value ("NAV") at March 31, 2019, the company excludes other assets of approximately $5.8 million related to net deferred financing costs on its revolving credit facility and the net value of in-place leases and approximately $280.0 million of right of use assets associated with new lease accounting guidance that was adopted by the company on January 1, 2019. 2. For purposes of calculating NAV at March 31, 2019, the company excludes other liabilities of approximately $52.7 million related to deferred revenue and fee income, as well as operating lease liabilities disclosed above associated with new lease accounting guidance that was adopted by the company on January 1, 2019. S-2

Consolidated Statements of Comprehensive Income

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended March 31,		
	2019	2018	$ Change
Revenues			
Owned properties[1]	$ 224,419	$ 205,532	$ 18,887
On-campus participating properties[1]	11,448	10,443	1,005
Third-party development services	3,171	846	2,325
Third-party management services	2,311	2,731	(420)
Resident services	782	857	(75)
Total revenues	**242,131**	**220,409**	**21,722**
Operating expenses			
Owned properties[1]	92,169	88,060	4,109
On-campus participating properties[1]	3,957	3,425	532
Third-party development and management services	4,186	4,198	(12)
General and administrative	7,315	6,699	616
Depreciation and amortization	68,755	64,779	3,976
Ground/facility leases	3,549	2,842	707
Provision for real estate impairment[2]	3,201	—	3,201
Total operating expenses	**183,132**	**170,003**	**13,129**
Operating income	**58,999**	**50,406**	**8,593**
Nonoperating income (expenses)			
Interest income	926	1,223	(297)
Interest expense	(27,061)	(23,684)	(3,377)
Amortization of deferred financing costs	(1,132)	(1,414)	282
Total nonoperating expenses	**(27,267)**	**(23,875)**	**(3,392)**
Income before income taxes	31,732	26,531	5,201
Income tax provision	(364)	(281)	(83)
Net income	**31,368**	**26,250**	**5,118**
Net income attributable to noncontrolling interests	(1,728)	(323)	(1,405)
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	**$ 29,640**	**$ 25,927**	**$ 3,713**
Other comprehensive (loss) income			
Change in fair value of interest rate swaps and other	(5,794)	465	(6,259)
Comprehensive income	$ 23,846	$ 26,392	$ (2,546)
Net income per share attributable to ACC, Inc. and Subsidiaries common stockholders			
Basic	**$ 0.21**	**$ 0.19**	
Diluted	**$ 0.21**	**$ 0.18**	
Weighted-average common shares outstanding			
Basic	**137,101,535**	**136,525,557**	
Diluted	**138,152,378**	**137,499,963**	

1. The company adopted new lease accounting guidance on January 1, 2019 which required the reclassification of the provision for uncollectible accounts from operating expenses to revenue. The reclassification is reflected on a prospective basis starting in the first quarter 2019. The provision for uncollectible accounts for owned properties was $1.1 million and $0.9 million for the three months ended March 31, 2019 and 2018, respectively. The provision for uncollectible accounts for on-campus participating properties was a $0.8 million benefit and a $0.1 million expense for the three months ended March 31, 2019 and 2018, respectively.
2. Represents an impairment charge recorded for an owned property classified as held for sale as of March 31, 2019.

S-3

Consolidated Statements of Funds from Operations
(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended March 31,		
	2019	2018	$ Change
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 29,640	$ 25,927	$ 3,713
Noncontrolling interests[1]	160	322	(162)
Elimination of provision for real estate impairment	3,201	—	3,201
Real estate related depreciation and amortization[2]	65,376	63,578	1,798
Funds from operations ("FFO") attributable to common stockholders and OP unitholders	**98,377**	**89,827**	**8,550**
Elimination of operations of on-campus participating properties			
Net income from on-campus participating properties	(3,692)	(3,369)	(323)
Amortization of investment in on-campus participating properties	(2,029)	(1,942)	(87)
	92,656	84,516	8,140
Modifications to reflect operational performance of on-campus participating properties			
Our share of net cashflow[3]	882	795	87
Management fees and other[4]	820	477	343
Contribution from on-campus participating properties	1,702	1,272	430
Elimination of FFO from property in receivership[5]	969	590	379
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	**$ 95,327**	**$ 86,378**	**$ 8,949**
FFO per share - diluted	**$ 0.71**	**$ 0.65**	
FFOM per share - diluted	**$ 0.69**	**$ 0.62**	
Weighted-average common shares outstanding - diluted	**138,811,527**	**138,534,412**	

1. The difference from the amount presented in the company's consolidated statements of comprehensive income represents consolidated joint venture partners' share of net income.
2. The difference from the amount presented in the company's consolidated statements of comprehensive income represents corporate depreciation and consolidated joint venture partners' share of depreciation. Corporate depreciation for the three months ended March 31, 2019 was $1.2 million. The joint venture partners' share of depreciation for the three months ended March 31, 2019 was $2.2 million.
3. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page S-3).
4. Includes a $0.3 million transaction fee related to the conversion of one property at Prairie View A&M University to the on-campus participating property ("OCPP") structure in January 2019.
5. Represents FFO for an owned property that has been in receivership since May 2017 and is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017. FFOM for the prior year comparable period has been adjusted to reflect this elimination.

S-4

Owned Properties Results of Operations[1]

($ in thousands)

	Three Months Ended March 31,			
	2019	2018	$ Change	% Change
Owned properties revenues				
Same store properties[2]	$ 205,369	$ 199,115	$ 6,254	3.1%
New properties	18,558	121	18,437	
Sold and held for sale properties	1,274	6,235	(4,961)	
Total revenues[2 3]	**$ 225,201**	**$ 205,471**	**$ 19,730**	**9.6%**
Owned properties operating expenses				
Same store properties[2 4]	$ 84,837	$ 84,382	$ 455	0.5%
New properties	6,115	124	5,991	
Other[5]	109	—	109	
Sold and held for sale properties[6]	1,108	2,636	(1,528)	
Total operating expenses[2]	**$ 92,169**	**$ 87,142**	**$ 5,027**	**5.8%**
Owned properties net operating income				
Same store properties	$ 120,532	$ 114,733	$ 5,799	5.1%
New properties	12,443	(3)	12,446	
Other[5]	(109)	—	(109)	
Sold and held for sale properties[6]	166	3,599	(3,433)	
Total net operating income	**$ 133,032**	**$ 118,329**	**$ 14,703**	**12.4%**

1. Refer to page S-17 for detail of our store groupings.
2. The company adopted new lease accounting guidance on January 1, 2019 which required the reclassification of the provision for uncollectible accounts from operating expenses to revenue. For purposes of calculating same store and new property results of operations, the reclassification is reflected for all periods presented to ensure comparability between periods. The amount reclassified from operating expenses to revenue for same store properties was $1.0 million and $0.8 million for the three months ended March 31, 2019 and 2018, respectively. See page S-4 for the total amounts reclassified from operating expenses to revenue for all properties for both periods presented.
3. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
4. Refer to page S-6 for detail of same store operating expenses.
5. Includes recurring professional fees related to the formation and operation of the ACC / Allianz joint venture that are included in owned properties operating expenses in the consolidated statements of comprehensive income (refer to page S-3).
6. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

S-5

Same Store Owned Properties Operating Expenses[1 2]
($ in thousands, except per bed amounts)

	Three Months Ended March 31,						
	2019				2018		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 21,383	$ 247	4.4%	25%	$ 20,473	$ 236	24%
General & administrative and other[3]	18,134	209	2.8%	22%	17,643	203	21%
Utilities	17,998	208	(4.9%)	21%	18,922	218	22%
Payroll	15,803	182	(0.8%)	19%	15,926	184	19%
Repairs and maintenance	5,779	67	3.5%	7%	5,582	64	7%
Marketing	3,772	42	(2.3%)	4%	3,862	45	5%
Insurance	1,968	23	(0.3%)	2%	1,974	23	2%
Total same store owned operating expenses[3]	**$ 84,837**	**$ 978**	**0.5 %**	**100%**	**$ 84,382**	**$ 973**	**100%**
Same store owned beds[4]	**86,717**						

1. Refer to the definition of operating expenses on page S-19 for a detailed description of items included in the various expense categories.
2. Refer to page S-17 for detail of our same store groupings.
3. The company adopted new lease accounting guidance on January 1, 2019 which required the reclassification of the provision for uncollectible accounts from operating expenses to revenue. For purposes of calculating same store operating expenses, the reclassification is reflected for all periods presented to ensure comparability between periods. Refer to page S-5 for details.
4. Includes 4,611 beds in the ACC / Allianz consolidated joint venture.

S-6

Seasonality of Operations[1]

($ in thousands, except per bed amounts)

	Three Months Ended March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	Total/Weighted Average- Last 12 Months
2019 Same Store Properties						
Average number of owned beds[2]	86,717	86,717	86,717	86,717	86,717	86,717
Average physical occupancy for the quarter	*94.9%*	*88.4%*	*89.9%*	*97.2%*	*96.9%*	93.1%
Rental revenue per occupied bed per month[3]	$ 753	$ 741	$ 739	$ 768	$ 763	$ 753
Rental revenue	$ 185,962	$ 170,336	$ 172,839	$ 194,292	$ 192,304	$ 729,771
Other income[4,5]	13,153	13,945	16,952	12,820	13,065	56,782
Total revenue	$ 199,115	$ 184,281	$ 189,791	$ 207,112	$ 205,369	$ 786,553
Property operating expenses[5]	84,382	81,791	98,929	83,536	84,837	349,093
Net operating income	$ 114,733	$ 102,490	$ 90,862	$ 123,576	$ 120,532	$ 437,460
Operating margin	*57.6%*	*55.6%*	*47.9%*	*59.7%*	*58.7%*	*55.6%*
2019 New Properties						
Average number of owned beds	—	—	3,493	6,985	6,985	4,366
Average physical occupancy for the quarter	*—%*	*—%*	*96.9%*	*96.9%*	*97.6%*	*97.2%*
Rental revenue per occupied bed per month[3]	$ —	$ —	$ 879	$ 889	$ 878	$ 883
Rental revenue	$ —	$ —	$ 8,927	$ 18,056	$ 17,960	$ 44,943
Other income[4]	121	136	410	710	598	1,854
Total revenue	$ 121	$ 136	$ 9,337	$ 18,766	$ 18,558	$ 46,797
Property operating expenses	124	191	4,831	5,114	6,115	16,251
Net operating income	$ (3)	$ (55)	$ 4,506	$ 13,652	$ 12,443	$ 30,546
Operating margin	*N/A*	*N/A*	*48.3%*	*72.7%*	*67.0%*	*65.3%*
ALL PROPERTIES						
Average number of owned beds[2]	86,717	86,717	90,210	93,702	93,702	91,083
Average physical occupancy for the quarter	*94.9%*	*88.4%*	*90.2%*	*97.2%*	*96.9%*	93.3%
Rental revenue per occupied bed per month[3]	$ 753	$ 741	$ 745	$ 777	$ 772	$ 760
Rental revenue	$ 185,962	$ 170,336	$ 181,766	$ 212,348	$ 210,264	$ 774,714
Other income[4]	13,274	14,081	17,362	13,530	13,663	58,636
Total revenue	$ 199,236	$ 184,417	$ 199,128	$ 225,878	$ 223,927	$ 833,350
Property operating expenses	84,506	81,982	103,760	88,650	90,952	365,344
Net operating income	$ 114,730	$ 102,435	$ 95,368	$ 137,228	$ 132,975	$ 468,006
Operating margin	*57.6%*	*55.5%*	*47.9%*	*60.8%*	*59.4%*	*56.2%*
Sold, held for sale properties and other[6]						
Total revenue	$ 6,235	$ 3,992	$ 1,547	$ 1,537	$ 1,274	$ 8,350
Property operating expenses	2,636	2,340	1,386	1,112	1,217	6,055
Net operating income	$ 3,599	$ 1,652	$ 161	$ 425	$ 57	$ 2,295

1. Refer to page S-17 for detail of our store groupings.
2. Includes 4,611 beds in the ACC / Allianz consolidated joint venture.
3. Rental revenue per occupied bed per month is calculated based upon our net student rental revenue earned during the respective quarter divided by average monthly occupied beds over the periods presented.
4. Other income is all income other than net student rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, and the provision for uncollectible accounts reclassified from expenses to revenue as part of the adoption of the new lease accounting guidance on January 1, 2019.
5. The company adopted new lease accounting guidance on January 1, 2019 which required the reclassification of the provision for uncollectible accounts from operating expenses to revenue. The reclassification is reflected for all periods presented to ensure comparability between periods. The amount reclassified from operating expenses to revenue was $0.8 million for the three months ended March 31, 2018, $1.7 million for the three months ended June 30, 2018, $2.7 million for the three months ended September 30, 2018, $1.5 million for the three months ended December 31, 2018, and $1.0 million for the three months ended March 31, 2019.
6. Includes costs related to the formation of the ACC / Allianz joint venture as noted on page S-5.

S-7

Owned Development Update
($ in thousands)

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University / Market Served	Project Type	Beds	Estimated Project Cost[1]	Total Costs Incurred as of March 31, 2019[2]	Scheduled Occupancy
191 College	Auburn, AL	Auburn University	Off-campus	495	$ 59,300	$ 47,507	July 2019
LightView	Boston, MA	Northeastern University	ACE	825	153,400	129,986	August 2019
University of Arizona Honors College	Tucson, AZ	University of Arizona	ACE	1,056	84,700	62,826	August 2019
		SUBTOTAL - 2019 DELIVERIES		2,376	$ 297,400	$ 240,319	
Disney College Program Phases I-II[3,4]	Orlando, FL	Walt Disney World Resort	ACE	1,627	$ 108,500	$ 24,775	May & Aug 2020
Currie Hall Phase II	Los Angeles, CA	University of Southern California	ACE	272	42,000	4,313	July 2020
San Francisco State University	San Francisco, CA	San Francisco State University	ACE	584	129,200	27,912	August 2020
		SUBTOTAL - 2020 DELIVERIES		2,483	$ 279,700	$ 57,000	
Disney College Program Phases III-V[3,5]	Orlando, FL	Walt Disney World Resort	ACE	3,369	$ 190,400	$ 24,082	Jan, May & Aug 2021
		SUBTOTAL - 2021 DELIVERIES		3,369	$ 190,400	$ 24,082	

OWNED DEVELOPMENT PIPELINE[6]

Project	Location	Primary University / Market Served	Project Type	Targeted Beds	Anticipated Commencement	Estimated Project Cost[1,7]	Targeted Occupancy
Disney College Program Phases VI-VIII[3]	Orlando, FL	Walt Disney World Resort	ACE	3,235	Q4 2019	$ 193,000	2022
Disney College Program Phases IX-X[3]	Orlando, FL	Walt Disney World Resort	ACE	2,209	Q2 2020	122,700	2023
				5,444		$ 315,700	

1. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the universities.
2. Includes $317.4 million in construction in progress "CIP" and excludes $80.4 million of CIP balances related to presale development projects and ongoing renovation projects at operating properties. Total consolidated CIP as of March 31, 2019 was $397.8 million.
3. The company executed a ground lease agreement with *Walt Disney World®* Resort to develop, own and manage housing for college students participating in the Disney student internship program (the "Disney College Program"). The development will be delivered in multiple phases from 2020-2023.
4. Phase I, with estimated project costs of $61.6 million and 778 beds, is scheduled for occupancy in May 2020. Phase II, with estimated project costs of $46.9 million and 849 beds, is scheduled for occupancy in August 2020.
5. Phase III, with estimated project costs of $54.4 million and 984 beds, is scheduled for occupancy in January 2021. Phase IV, with estimated project costs of $84.5 million and 1,521 beds, is scheduled for occupancy in May 2021. Phase V, with estimated project costs of $51.5 million and 864 beds, is scheduled for occupancy in August 2021.
6. Does not include land parcels in nine university markets totaling $58.4 million. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
7. Estimated Project Cost includes predevelopment costs of $10.9 million incurred as of March 31, 2019 for owned development pipeline projects.

S-8

Presale Development Update[1]
($ in thousands)

PRESALE DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Purchase Price[2]	Amount Funded as of March 31, 2019[3]	Remaining Purchase Price to be Funded	Scheduled Occupancy
The Flex at Stadium Centre	Tallahassee, FL	Florida State University	Off-campus	340	$ 36,700	$ 353	$ 36,347	August 2019
959 Franklin[4]	Eugene, OR	University of Oregon	Off-campus	443	70,600	19,873	50,727	September 2019
		SUBTOTAL - 2019 DELIVERIES		783	$ 107,300	$ 20,226	$ 87,074	

1. Under the terms of a presale transaction, the company is obligated to purchase the property from the third-party developer as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains development risk during the construction period. In accordance with accounting guidance, the company includes presale properties in its consolidated financial statements upon execution of the presale agreement with the developer.
2. Includes the contractual purchase price and ACC-elected upgrades.
3. Includes ACC's investment funded to date, earnest money and mezzanine financing, if applicable.
4. The company executed the presale agreement with the developer in March 2018, at which time it provided $15.6 million of mezzanine financing to the project.

S-9

Third-Party Development Update
($ in thousands)

	Three Months Ended March 31, 2019	2018	$ Change
Development services revenue	$ 3,171	$ 846	$ 2,325
% of total revenue	1.3%	0.4%	

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of March 31, 2019	Fees Earned in Current Year	Remaining Fees as of March 31, 2019	Scheduled Completion
University of Arizona Honors College[1]	Tucson, AZ	University of Arizona	—[1]	$ 2,400	$ 1,954	$ 212	$ 446	July 2019
University of Illinois - Chicago	Chicago, IL	University of Illinois, Chicago	548	5,100	4,103	446	997	July 2019
University of California Irvine Phase IV	Irvine, CA	University of California, Irvine	1,441	5,900	4,769	605	1,131	August 2019
Delaware State University	Dover, DE	Delaware State University	620	2,500	1,979	226	521	August 2019
Drexel University - Calhoun Hall[2]	Philadelphia, PA	Drexel University	406	1,750	1,323	1,323	427	Sept 2019 & Apr 2020
Prairie View A&M University Phase IX[3]	Prairie View, TX	Prairie View A&M University	540	2,500	—	—	2,500	August 2020
Dundee Residence Hall and Glasgow Dining Hall	Riverside, CA	University of California, Riverside	820	5,000	2,942	308	2,058	August 2020
			4,375	$ 25,150	$ 17,070	$ 3,120	$ 8,080	

ON-CAMPUS AWARD PIPELINE[4]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
University of California - Riverside North District Phase I	Riverside, CA	Third-party	Q3 2019	Fall 2021	$6,500
Upper Hearst Development for the Goldman School of Public Policy	Berkeley, CA	Third-party	Q3 2019	Summer 2021	$3,000
Concordia University Phase II	Austin, TX	Third-party	Q1 2020	Summer 2021	TBD
University of California Irvine Phase V	Irvine, CA	Third-party	Q3 2020	Summer 2022	$3,500
Princeton University Lake Campus Graduate Housing	Princeton, NJ	TBD	TBD	TBD	TBD
University of California Berkeley Phase I	Berkeley, CA	TBD	TBD	TBD	TBD

1. The University of Arizona Honors College project includes the construction of a parking garage, academic center and a student recreation and wellness center as part of the overall development project. These components will be owned, managed and funded by the University, and the company is earning third-party development fees for its role in providing development services for those components of the project.
2. Includes the construction of a student residence hall and honors college, which will be delivered in Fall 2019 and Spring 2020, respectively.
3. Construction commenced in April 2019.
4. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.

S-10

Management Services Update
($ in thousands)

	Three Months Ended March 31,		
	2019	2018	$ Change
Management services revenue	$ 2,311	$ 2,731	$ (420)
% of total revenue	1.0%	1.2%	

NEW / PENDING MANAGEMENT CONTRACTS

Project	Location	Primary University / Market Served	Approximate Beds	Stabilized Annual Fees[1]	Actual or Anticipated Commencement
The Rixey	Arlington, VA	Marymount University	551	$ 300	February 2019
Walt Disney World College Program[2]	Orlando, FL	Walt Disney World Resort	7,870	250	April 2019
University of Illinois - Chicago	Chicago, IL	University of Illinois, Chicago	548	240	August 2019
Delaware State University	Dover, DE	Delaware State University	620	220	August 2019
Campus1 - Montreal[3]	Montreal, Quebec	McGill University	886	250	September 2019
University of California Irvine Phase IV	Irvine, CA	University of California, Irvine	1,441	630	September 2019
Prairie View A&M University Phase IX	Prairie View, TX	Prairie View A&M University	540	190	August 2020
Dundee Residence Hall and Glasgow Dining Hall	Riverside, CA	University of California, Riverside	820	440	September 2020
			13,276	$ 2,520	

DISCONTINUED MANAGEMENT CONTRACTS

Project	Location	Primary University / Market Served	Beds	2019 Fee Contribution Prior to Termination	Discontinued As Of
Collegeview Commons	Ontario, Canada	Durham College	974	$ 24	March 2019
MyRez at Lester	Ontario, Canada	University of Waterloo	455	37	April 2019
			1,429	$ 61	

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. As the project's facilities manager, the company is responsible for the operations and maintenance of the project. Because of the company's role in funding payroll costs for on-site personnel at the properties, accounting guidance requires the management fee for this project to be recorded on a gross basis in the company's consolidated financial statements. Accordingly, both management services revenue and third-party management services expenses in the accompanying consolidated statements of comprehensive income for 2019 will include approximately $3.2 million in reimbursed payroll costs. The stabilized annual fee noted above does not include such reimbursed costs and represents the net management fee anticipated to be earned by the company.
3. The stabilized annual fee amount does not include an initial operations fee of $105,000 earned from July 2018 through August 2019.

S-11

Capital Structure as of March 31, 2019

($ in millions, except per share data)

Market Capitalization & Unsecured Notes Covenants

Total Debt[1]	$	3,114
Total Equity Market Value[2]		6,604
Total Market Capitalization		9,718
Debt to Total Market Capitalization		32.0%
Net Debt to EBITDA[3]		6.5x
Total Asset Value[4]	$	8,357
Unencumbered Asset Value		6,768
Unencumbered Asset Value to Total Asset Value		81.0%

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	37.3%
Secured Debt to Total Asset Value	≤ 40%	10.2%
Unencumbered Asset Value to Unsecured Debt	> 150%	299.8%
Interest Coverage[3]	> 1.5x	4.1x

		Principal Outstanding[1]	Weighted Average Interest Rate	Average Term To Maturity
Mortgage Loans[5]	$	726	4.6%[6]	5.8 Yrs
Construction Loans[7]		36	5.4%	0.5 Yrs
Unsecured Revolving Credit Facility		457	3.7%	3.0 Yrs
Unsecured Term Loan		200	3.6%	3.2 Yrs
Unsecured Notes		1,600	3.7%	4.9 Yrs
On-Campus Participating Properties		95	5.5%	13.6 Yrs
Total/Weighted Average	$	**3,114**	**4.0%**	**4.9 Yrs**

Variable Rate Debt as % of Total Debt[8] **23.6%**

Debt Maturity Schedule



$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Unsecured Notes
Unsecured Term Loans
Construction Loans
On-Campus Participating Properties
Unsecured Revolving Credit Facility
Mortgage Loans
$36
$27
$400
$35
$26
$172
$200
$457
$27
$400
$15
$400
$135
$10
$400
$44
$330
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028+

Weighted Average Interest Rate Of Debt Maturing Each Year

Mortgage Loans	6.3%	5.6%	5.4%	4.0%	n/a	4.2%	n/a	n/a	n/a	4.1%
Total Debt	5.8%	3.5%	5.2%	3.7%	3.9%	4.2%	7.6%	n/a	3.6%	4.2%

Note – refer to the definitions outlined on pages S-18 and S-19 for detailed definitions of terms appearing on this page.

1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $10.3 million, unamortized original issue discount on unsecured notes of $1.5 million, and unamortized deferred financing costs of $13.2 million.
2. Based on share price of $47.58 and fully diluted share count of 138,792,635 as of March 31, 2019. Assumes conversion of 630,030 common and preferred Operating Partnership units and 973,916 unvested restricted stock awards.
3. Refer to calculations on page S-13, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.
4. Excludes accumulated depreciation of $1.4 billion, receivables and intangible assets, net of accumulated amortization, of $69.8 million, and lease-related right of use assets of $280.0 million recorded upon the adoption of new lease accounting guidance on January 1, 2019.
5. Includes $330.0 million of mortgage debt related to the ACC / Allianz joint venture of which the company has a 55% interest.
6. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 4.1%.
7. Construction loans are associated with presale developments and are an obligation of the third-party developer. In accordance with accounting guidance, the company is including the presale development properties and any associated debt in its consolidated financial statements. The debt will be paid off by the developer using proceeds from the company's purchase of the properties.
8. As of March 31, 2019 the company's variable rate debt consists of the unsecured revolving credit facility, unsecured term loan, a $41.2 million mortgage loan at one of our on-campus participating properties, and construction loans for presale developments.

S-12

Interest Coverage
($ in thousands)

	Three Months Ended				
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	Last Twelve Months
Net income (loss) attributable to ACC, Inc. and Subsidiaries common stockholders	$ 46,009	$ (2,345)	$ 47,504	$ 29,640	$ 120,808
Net income (loss) attributable to noncontrolling interests	(19)	(392)	2,117	1,728	3,434
Interest expense	23,338	25,185	27,021	27,061	102,605
Income tax provision (benefit)	2,085	(219)	282	364	2,512
Depreciation and amortization	63,537	66,131	68,756	68,755	267,179
Amortization of deferred financing costs	2,214	1,116	1,072	1,132	5,534
Share-based compensation	3,604	2,875	2,254	3,765	12,498
Provision for real estate impairment	—	—	—	3,201	3,201
Loss (gain) on extinguishment of debt, net	784	—	(8,651)	—	(7,867)
Gain from disposition of real estate	(42,314)	—	—	—	(42,314)
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	**$ 99,238**	**$ 92,351**	**$ 140,355**	**$ 135,646**	**$ 467,590**
Pro-forma adjustments to EBITDA[1]					5,871
Adjusted EBITDA					**$ 473,461**
Interest Expense from consolidated statement of comprehensive income	$ 23,338	$ 25,185	$ 27,021	$ 27,061	$ 102,605
Amortization of mortgage debt premiums/discounts	1,310	1,235	1,234	1,246	5,025
Capitalized interest	3,987	2,610	2,067	2,739	11,403
Change in accrued interest payable	7,261	(7,084)	4,709	(7,300)	(2,414)
Cash Interest Expense	**$ 35,896**	**$ 21,946**	**$ 35,031**	**$ 23,746**	**$ 116,619**
Pro-forma adjustments to Cash Interest Expense[1]					(904)
Adjusted Interest Expense					**$ 115,715**
Interest Coverage					**4.1x**

Note: refer to the definitions outlined on pages S-18 and S-19 for detailed definitions of terms appearing on this page.

1. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

S-13

Capital Allocation – Long Term Funding Plan (2019-2023)

($ in millions)

Sources and Uses for Development - As of March 31, 2019

	Estimated Project Cost	Total Costs Incurred	Remaining Capital Needs
Estimated Capital Uses:			
Development and Presale Development Pipeline[1]:			
2019 Developments Underway	$ 405	$ 261	$ 144
2020 Developments Underway or Expected to Start in Current Year	171	32	139
Disney Internships & College Program Housing			
Phases I-II (2020 deliveries)	109	25	84
Phases III-V (2021 deliveries)	190	24	166
Phases VI-VIII (2022 deliveries)	193	7	186
Phases IX-X (2023 deliveries)	123	4	119
Core Spaces / DRW Portfolio Transaction:			
Presale Developments - 2019 Funding[2]	154	—	154
Total	$ 1,345	$ 353	**$ 992**

	Capital Sources
Estimated Sources through 2023:	
Cash and Cash Equivalents as of March 31, 2019	$ 46
Estimated Cash Flow Available for Investment - through 2023[3]	305
Anticipated Debt Funding - through 2023[4]	25 - 225
Anticipated Capital Recycling and/or Equity Funding - through 2023[4]	616 - 416
Total	**$ 992**

Selected Credit Metrics[5]

Credit Metric:	**March 31, 2019**	**Pro Forma[6]**
Total Debt to Total Asset Value	37.3%	34.3% - 38.2%
Net Debt to EBITDA[7]	6.5x	5.7x - 6.3x

Note: This analysis demonstrates anticipated funding for the developments currently committed, underway, or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions, joint ventures, free cash available for investment, and capital market transactions.

1. Includes owned development and presale projects under construction, and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on pages S-8 and S-9.
2. Reflects the exercise of the option to purchase the remaining interest in the joint ventures with Core Spaces / DRW Real Estate Investments.
3. Available cash flow is derived from disclosures in our 2018 Form 10-K and is calculated as net cash provided by operating activities of $376.6 million, excluding changes in working capital of $29.8 million, less dividend payments of $250.5 million, less principal payments on debt of $11.7 million, less recurring capital expenditures of $20.3 million. Calculation results in available cash flow for investment in 2018 of $64.3 million, which is then annualized over the remaining 19 quarters through the end of 2023.
4. Reflects the company's current anticipated capital sources to fund committed developments through 2023. The actual mix of capital sources may vary based on prevailing capital market conditions and the company's balance sheet management strategy.
5. Refer to definitions outlined on pages S-18 and S-19 for detailed definitions of terms appearing on this page.
6. Ratios represent the pro forma impact of development deliveries and funding alternatives assumed in the Sources and Uses table. The lower end of the pro forma leverage ranges assumes remaining capital needs in excess of debt are funded with equity, while the higher end assumes remaining needs in excess of debt are funded with dispositions. Actual ratios will vary based on the timing of construction funding, future cash flow available for investment, and the ultimate mix of sources from debt, equity, joint ventures, or dispositions.
7. Refer to page S-13 for a reconciliation of EBITDA to net income, the most directly comparable GAAP measure.

S-14

2019 Outlook - Summary1 ($ in thousands, except share and per share data) Low High Net income2 $ 74,600 $ 86,700 Noncontrolling interests 900 1,000 Depreciation and amortization 258,200 259,100 Funds from operations ("FFO") $ 333,700 $ 346,800 Elimination of operations from on-campus participating properties (14,100) (13,700) Contribution from on-campus participating properties 5,500 6,100 Transaction costs3 800 800 Funds from operations - modified ("FFOM") $ 325,900 $ 340,000 Net income per share - diluted $ 0.54 $ 0.62 FFO per share - diluted $ 2.40 $ 2.50 FFOM per share - diluted $ 2.35 $ 2.45 Weighted-average common shares outstanding - diluted 138,866,100 138,866,100 1. The company believes that the financial results for the fiscal year ending December 31, 2019 may be affected by, among other factors: • national and regional economic trends and events; • the success of leasing the company's owned properties for the 2019-2020 academic year; • the timing of acquisitions, dispositions or joint venture activity; • interest rate risk; • the timing of commencement and completion of construction on owned development projects; • the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects; • university enrollment, funding and policy trends; • the ability of the company to earn third-party management revenues; • the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense; • the ability of the company to integrate acquired properties; • the outcome of legal proceedings arising in the normal course of business; and • the finalization of property tax rates and assessed values in certain jurisdictions. 2. Does not include any potential gain or loss on sale from anticipated dispositions or the effect of transferring Blanton Common to the lender, as such will be eliminated for the purposes of calculating FFOM. 3. Represents transaction costs related to the closing of two presale development properties as disclosed on page S-9. S-15

2019 Outlook - Detail

($ in thousands, except share and per share data)

FFO Guidance	As Reported Three Months Ended March 31, 2019	Current Guidance Year Ended December 31, 2019 Low	 High	Assumptions & Other
Owned properties[1]:				
2019 same store properties:				Assumes academic year 2019/2020 opening same store rental revenue growth of 1.5% - 3.0%.
Same store revenue[2]	$ 205,369	$ 797,700	$ 802,700	**Update Note:**
% growth	*3.1 %*	*2.2 %*	*2.9 %*	Same Store guidance updated to reflect:
Same store operating expenses[2]	(84,837)	(359,500)	(356,500)	- The reclassification of the provision for uncollectible accounts from operating expense to revenue due to the adoption of the new GAAP lease accounting standard
% growth	*0.5 %*	*3.1 %*	*2.2 %*	
Same store net operating income ("NOI")	$ 120,532	$ 438,200	$ 446,200	- Moved $1.2 million of same store NOI to NOI contribution from dispositions (associated with a property now classified as held for sale)
% growth	*5.1 %*	*1.5 %*	*3.4 %*	
2019 new properties NOI	$ 12,443	$ 44,700	$ 45,900	
2019 NOI contribution from dispositions and other[3]	57	(100)	(100)	Includes NOI contributed from a held for sale property expected to be sold in the second quarter and recurring professional fees related to the operation of the ACC/Allianz joint venture.
Total owned properties NOI	$ 133,032	$ 482,800	$ 492,000	
Third-party development services revenue	$ 3,171	$ 13,400	$ 16,400	
Third-party management services revenue[4]	$ 2,311	$ 12,800	$ 13,600	
Third-party development and mgmt. services expenses[4]	$ (4,186)	$ (20,100)	$ (20,500)	
General and administrative expenses	$ (7,315)	$ (29,800)	$ (30,500)	
Ground/facility leases expense	$ (3,549)	$ (14,100)	$ (14,500)	
Less: OCPP ground/facility leases expense	$ 882	$ 3,300	$ 3,700	
Interest income[5]	$ 885	$ 3,600	$ 3,600	
Interest expense[3]	$ (27,061)	$(110,000)	$(111,200)	Net of $11.5 million of capitalized interest.
Less: OCPP interest expense	$ 1,303	$ 4,900	$ 4,900	
Amortization of deferred financing costs[5]	$ (1,105)	$ (4,700)	$ (4,800)	
Corporate depreciation[6]	$ (1,222)	$ (5,300)	$ (5,300)	
OCPP overhead	$ (401)	$ (1,600)	$ (1,600)	
Income tax provision	$ (364)	$ (1,100)	$ (1,100)	
Joint Ventures ("JV"):				
Existing JV partners' share of FFO[7]	$ (3,725)	$ (11,200)	$ (11,200)	For purposes of calculating NAV, the company excludes $16.9 million of existing JV partners' share of NOI.
Speculative JV partner's share of FFO	$ —	$ (3,300)	$ (400)	Represents the anticipated sale of a minority JV interest in a portfolio of properties in the 3rd quarter for proceeds of approximately $180 million at the low end and $90 million at the high end of guidance at the end of the 4th quarter.
Contribution from OCPP[8]	$ 1,702	$ 5,500	$ 6,100	
Transaction costs[9]	$ —	$ 800	$ 800	
Elimination of property in receivership[3]	$ 969	$ —	$ —	
FFOM per share - diluted	**$ 0.69**	**$ 2.35**	**$ 2.45**	

1. Refer to page S-17 for detail of the 2019 same store and new property groupings.
2. Revised original guidance to reclassify the provision for uncollectible accounts from operating expenses to revenue, which had no effect on net operating income.
3. Actual results for the three months ended March 31, 2019 include the operating results of one property held in receivership that is eliminated when calculating FFOM and therefore was not included in original guidance estimates.
4. Includes approximately $3.2 million in reimbursed payroll costs as described on page S-11.
5. Excluding on-campus participating properties ("OCCPs")
6. Represents depreciation expenses not added back in the calculation of FFO as per the NAREIT definition of FFO.
7. Current guidance for the year ended December 31,2019 includes existing JV partners' share of net income of $2.7 million plus their share of real estate depreciation expense of $8.5 million for a total share of FFO of $11.2 million.
8. Includes the company's 50% share of OCPP net cash flow and management and development fees received, as per the definition of FFOM on page S-18.
9. Represents transaction costs related to the closing of two presale development properties as disclosed on page S-9.

S-16

Detail of Property Groupings

As of March 31, 2019

	2019 Grouping				2020 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2018	144	86,717			144	86,717		
2018 Development Deliveries			10	6,985	10	6,985		
2019 Development Deliveries			5	3,159			5	3,159
2020 Development Deliveries			3	2,483			3	2,483
2021 Development Deliveries[1]			—	3,369			—	3,369
Total Owned Properties	**144**	**86,717**	**18**	**15,996**	**154**	**93,702**	**8**	**9,011**
Total # of Owned Properties Excluded[2]				**3**				
Total Owned Design Beds Excluded[2]				**1,404**				
Grand Total # of Owned Properties (All Groupings)				**165**				
Grand Total Owned Design Beds (All Groupings)				**104,117**				

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2019: The 2019 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2019 and 2018. This same store grouping will be used for purposes of presenting our 2019 same store operating results.

2020: The 2020 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2020 and 2019. This same store grouping will be used for purposes of presenting our 2020 same store operating results.

1. The Disney College Program project will be delivered in multiple phases over several years with initial deliveries expected to occur in 2020 and full development completion in 2023. All phases are counted as one property in the table above.
2. Represents one property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017, and one property consisting of two phases for purposes of the property counts above that was classified as held for sale as of March 31, 2019.

S-17

Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense* Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non- cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (”FFO”) (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, the (”FFOM”) elimination of real estate transaction costs, and other items, as we determine in good faith, that do not reflect our core operations on a comparative basis. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income Property revenues less direct property operating expenses, excluding depreciation, but including an allocation of costs related to “NOI” corporate management and oversight. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-18

Definitions On-campus Participating A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, Properties construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Operating Expenses General & administrative and other expenses include security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, food service, and other miscellaneous expenses. Utilities expense represents gross expenses prior to any recoveries from tenants, which are reflected in owned properties revenues. Payroll expense includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff. Repairs and maintenance expense includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process. Marketing expense includes costs related to property marketing campaigns associated with our ongoing leasing efforts. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design Beds less beds used by on-site staff. Same Store Grouping Owned properties owned and operating for both of the entire annual periods presented, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of the current period-end. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables, intangibles, and right of use assets, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including finance leases and excluding mark-to-market premiums/ discounts on mortgage loans assumed in connection with acquisitions, the original issued discount on unsecured notes, and deferred financing costs. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-19

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	President
Jennifer Beese	Chief Operating Officer
Daniel Perry	Chief Financial Officer
William Talbot	Chief Investment Officer
Kim Voss	Chief Accounting Officer

Research Coverage

Jacob Kilstein	Argus Research Company	(646) 747-5447	jkilstein@argusresearch.com
Jeffery Spector / Shirley Wu	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-3081	jeff.spector@baml.com / s.wu@baml.com
Daniel Bernstein / Louis Benedict	Capital One	(571) 835-7202 / (646) 231-9584	daniel.bernstein@capitalone.com / louis.benedict@capitalone.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Derek Johnston / Tom Hennessy	Deutsche Bank Securities, Inc.	(212) 250-5683 / (212) 250-4063	derek.johnston@db.com / tom.hennessy@db.com
Steve Sakwa / Samir Khanal	Evercore ISI	(212) 446-9462 / (212) 888-3796	steve.sakwa@evercoreisi.com / samir.khanal@evercoreisi.com
Andrew Rosivach / Melissa Funk	Goldman Sachs	(212) 902-2796 / (801) 884-4127	andrew.rosivach@gs.com / melissa.funk@gs.com
John Pawlowski / Alan Peterson	Green Street Advisors	(949) 640-8780 / (949) 640-8780	jpawlowski@greenstreetadvisors.com / apeterson@greenstreetadvisors.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Nikita Bely	J.P. Morgan Securities	(212) 622-6682 / (212) 622-0695	anthony.paolone@jpmorgan.com / nikita.bely@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@key.com / awurschmidt@key.com
Drew Babin / Alex Kubicek	Robert W. Baird & Co.	(610) 238-6634 / (414) 765-7311	dbabin@rwbaird.com / akubicek@rwbaird.com
Alexander Goldfarb / Daniel Santos	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-7927	agoldfarb@sandleroneill.com / dsantos@sandleroneill.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
SVP, Capital Markets and Investor Relations

(512) 732-1000
rdennison@americancampus.com

S-20

Forward-looking Statements and Non-GAAP Financial Measures In addition to historical information, this supplemental package contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. For discussions of some risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our expected 2019 operating results, whether as a result of new information, future events, or otherwise. This presentation contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). These items include earnings before interest, tax, depreciation and amortization (“EBITDA”), net operating income (“NOI”), funds from operations (“FFO”) and FFO-Modified (“FFOM”). Refer to Definitions for a detailed explanation of terms appearing in the supplement. The Company presents this financial information because it considers each item an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. These measures should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of the Company's financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of its liquidity, nor are these measures indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.